Exhibit 4.3
             Form of Warrant issued to Messrs. Howland and Hoops(2)
                                                             Warrant to Purchase
WA-                                                                    ** ,000**
                                                          Shares of Common Stock


NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH
ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

           Void after 5:00 P.M. New York City time on January 31, 2002

                     SERIES A COMMON STOCK PURCHASE WARRANT
                                       OF
                             TECHNICAL VENTURES INC.

     This is to certify that, FOR VALUE RECEIVED, or registered assigns ("Holder"), is entitled to purchase, on the terms and subject to the provisions of this Warrant, from Technical Ventures Inc., a New York corporation (the "Company"), at an exercise price per share of 2 and /100 dollars ($ . ), 3 thousand ( ,000) shares of the common stock, par value $.01 per share ("Common Stock"), of the Company at any time during the period (the "Exercise Period") commencing on the date of issuance of this Warrant and ending at 5:00 P.M. New York City time, on January 31, 2002; provided, however, that if such date is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. The number of shares of Common Stock to be issued upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time in the manner set forth in this Warrant. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares," and the exercise price for the purchase of a share of Common Stock pursuant to this Warrant, as the same may be adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." Reference in the Warrant to the "Series A Warrants" shall mean any or all of -------- 2 The initial exercise price shall be equal to the Maximum Conversion Price, as defined in the Debenture. 3 The number of shares subject to the Warrant is determined by dividing (a) 10% of the principal amount of Debentures purchased by the Warrant holder by (b) the initial exercise price.

the warrants designated as Series A Common Stock Purchase Warrants by the Company. The Series A Warrants were issued pursuant to subscription agreements (the "Subscription Agreements" and each, a "Subscription Agreement"), between the Company and the initial holders of the Warrant. As used in this Warrant, the term "Closing Date" shall mean the "First Closing Date" as defined in the Subscription Agreements.

     (h) EXERCISE OF WARRANT.

          (1) This Warrant may be exercised in whole at any time or in part from time to time during the Exercise Period by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. Payment of the Exercise Price may be made either by check (subject to collection) in the amount of the Exercise Price or by delivery of such number of shares of Common Stock as has a current value, determined in the manner provided for in Paragraph (a)(2) of this Warrant (with the current value being based on the market price of the Common Stock on the date the Warrant, accompanied by the shares of Common Stock delivered in respect of such exercise, is delivered to the Company or its transfer agent for exercise), equal to the Exercise Price. If this Warrant should be exercised in part only, whether pursuant to this Paragraph (a)(1) or pursuant to Paragraph (a)(2) of this Warrant, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

          (2) In lieu of exercising this Warrant by payment of the Exercise Price pursuant to Paragraph (a)(1) of this warrant, the Holder shall have the right to convert this Warrant, in whole or in part to the extent that this Warrant has not been exercised pursuant to said Paragraph (a)(1), for the number of shares of Common Stock determined by (i) multiplying (x) the number of shares of Common Stock as to which this Warrant is being exercised by (y) the difference between the current value per share of Common Stock on the date of exercise and the Exercise Price per share, as in effect on such date, and (ii) dividing the result so obtained by the current value per share of Common Stock on the date of exercise. The date of exercise shall mean, for purposes of this Paragraph (a)(2), the date on which this Warrant accompanied by the notice of exercise is delivered to the Company or its transfer agent for exercise. The current value per share of Common Stock shall be determined as follows:

               (A) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market ("Nasdaq") or other automated quotation system which provides information as to the last sale price, the current value shall be the average of the reported last sale prices of one share of Common Stock on such exchange or system on the last five (5) trading days prior to the date of exercise of this Warrant, or if, on any of such dates, no such sale is made, the average of the closing bid and asked prices for such date on such exchange or system shall be used; or

               (B) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean the average of the reported last bid and asked prices of one share of Common Stock as reported by Nasdaq, the National Quotation Bureau, Inc. or other similar reporting service, on the last five (5) trading day prior to the date of the exercise of this Warrant; or

               (C) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value of one share of Common Stock shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

          (3) The date that this Warrant is delivered to the Company or its transfer agent for exercise shall mean the date on which this Warrant is either (A) physically delivered to Company by the holder of this Warrant or such holder's representative, (B) deposited in the mail, with proper postage affixed addressed to the Company at its address as hereinafter provided or (C) delivered to a domestic or international, as the case may be, delivery service that provides for evidence of delivery, in each case accompanied by notice of exercise and, if applicable, payment of the Exercise Price as provided in Paragraph (a)(1) of this Warrant.

     (i) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant and that it shall not, without the prior approval of the holders of a majority of the Series A Warrants then outstanding, increase the par value of the Common Stock.

     (j) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise of this Warrant, the number of shares of Common Stock shall be rounded up to the next higher integral number of shares.

     (k) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of Paragraph (k) of this Warrant, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     (l) RIGHTS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth in this Warrant.

     (m) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:

          (1) In case the Company shall, subsequent to the Closing Date, (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock (B) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (C) combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Paragraph
     (f)(1) shall occur.

          (2) In case the Company shall, subsequent to the Closing Date, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the current market price of the Common Stock (as defined in Paragraph
     (f)(5) of this Warrant) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date mentioned below plus the number of shares determined by multiplying the price or the conversion price at which additional shares of Common Stock are offered by the number of shares of Common Stock being offered by the number of shares being issued, including shares being issued upon conversion of any convertible securities, and dividing the result so obtained by the current market price of the Common Stock, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchased (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock or securities convertible into Common Stock are not delivered after the expiration of such rights or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

          (3) In case the Company shall, subsequent to the Closing Date, distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid out of current earnings and dividends or distributions referred to in Paragraph (f)(1) of this Warrant) or subscription rights or warrants (excluding those referred to in Paragraph (f)(2) of this Warrant), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Paragraph (f)(5) of this Warrant), less the fair market value (as determined in good faith by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and of which the denominator shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

          (4) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Paragraphs (f)(1), (2) or (3) of this Warrant, the number of shares of Common Stock purchasable upon exercise of each Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant in effect on the date thereof by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted. In no event shall the Exercise Price per share be less than the par value per share, and, if any adjustment made pursuant to Paragraph (f)(1), (2) or (3) would result in an exercise price of less than the par value per share, then, in such event, the Exercise Price per share shall be the par value per share. The Company agrees not to increase the par value of the Common Stock other than in connection with a reverse split or combination or shares or other recapitalization, in which event any such increase shall not be greater than that which would result from the application of the adjustments provided in Paragraph (f)(1) of this Warrant to the par value.

          (5) For the purpose of any computation under Paragraphs (f)(2) and (3) of this Warrant, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for thirty (30) consecutive trading days commencing forty five (45) trading days before such date. The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported last bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed or on Nasdaq, or if not listed or admitted to trading on such exchange or such market, the average of the reported highest bid and reported lowest asked prices as reported by Nasdaq, the National Quotation Bureau, Inc. or other similar organization if Nasdaq is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

          (6) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Paragraph (f)(6) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Paragraph (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Paragraph (f), as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of Common Stock, issuance of warrants to purchase Common Stock or distribution of evidences of indebtedness or other assets (excluding cash dividends) referred to hereinabove in this Paragraph (f) hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

          (7) The Company may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants engaged by the Company) to make any computation required by this Paragraph (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

          (8) No adjustment in the Exercise Price shall be made: (A) upon the issuance or sale of shares of Common Stock upon the exercise of warrants and options outstanding as of the date hereof; or (B) upon the issuance of options granted prior to the date hereof pursuant to any of the Company's stock option plans (collectively, the "Plans"); or (C) upon the issuance of warrants to purchase Common Stock, with an exercise price equal to not less than the fair market value of the Common Stock on the date the options were granted pursuant to the Plans subsequent to the date hereof or the sale of any shares of Common Stock pursuant to the exercise of any such warrants; or (D) upon the issuance of any shares of capital stock to the Company by any of its subsidiaries.

          (9) In the event that at any time, as a result of an adjustment made pursuant to Paragraph (f)(1) of this Warrant, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Paragraphs
     (f)(1) to (6), inclusive, of this Warrant.

          (10) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this and similar Warrants initially issued by the Company.

     (n) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Paragraph (f) of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon exercise of each Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder, and the Company shall, forthwith after each such adjustment, mail, by first class mail, a copy of such certificate to the Holder at the Holder's address set forth in the Company's Warrant Register.

     (o) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (1) if the Company shall pay any dividend or make any distribution upon Common Stock (other than a regular cash dividend payable out of retained earnings) or (2) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or
(3) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail, return receipt requested, to the Holder, at least fifteen days prior to the date specified in clauses (i) and (ii), as the case may be, of this Paragraph (h) a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     (p) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Paragraph (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     (q) REGISTRATION UNDER THE SECURITIES ACT OF 1933.

          (1) The holder of this Warrant and/or the Warrant Shares shall be entitled to the benefits of the registration provisions of the Subscription Agreement with the same effect as if such rights were set forth verbatim in this Warrant.

          (2) In the event that, for any reason and for any period subsequent to one hundred twenty (120) days after the Closing Date, the Warrant Shares shall not be registered pursuant to a current and effective registration statement or such registration statement shall cease to be current, the last day of the exercise period shall be extended by two (2) days for each day after such one hundred twentieth (120th) day that the registration statement shall not be available to the holder of this Warrant or the Warrant Shares.

     (r) TRANSFER TO COMPLY WITH THE SECURITIES ACT. This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

          (1) To a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Paragraph
     (k) with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; or

          (2) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition.

Dated as of                , 1999

                                                         TECHNICAL VENTURES INC.

                                                               By:
                                                                  Frank Mortimer
                                           President and Chief Executive Officer

                                  PURCHASE FORM

                                     Dated:

     The undersigned hereby irrevocably exercises this Warrant to the extent of purchasing shares of Common Stock and hereby makes payment of $ in payment of the Exercise Price therefor.

     The undersigned hereby irrevocably exercises this Warrant to the extent of purchasing shares of Common Stock and hereby makes payment of $ in payment of the Exercise Price therefor by delivery of shares of Common Stock pursuant to Paragraph (a)(1) of this Warrant.

     The undersigned hereby irrevocably elects to exchange this Warrant to the extent of shares of Common Stock pursuant to the provision of Paragraph (a)(2) of this Warrant.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
            (Please typewrite or print in block letters)

Signature

Social Security or Employer Identification No.

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED,                 hereby sells, assigns and transfer unto

Name
           (Please typewrite or print in block letters)

     Address Social Security or Employer Identification No. The right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint attorney to transfer the same on the books of the Company with full power of substitution.

Signature


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